UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2005

MUNICIPAL MORTGAGE & EQUITY, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	011-11981	52-1449733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 East Pratt Street, Suite 300, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (443) 263-2900

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2005, the Board of Directors of Municipal Mortgage & Equity, LLC appointed Barbara B. Lucas as a new director of the Company effective August 1, 2005. Ms. Lucas will sit on the Compensation Committee. Ms. Lucas will receive compensation and perquisites in accordance with policies and procedures previously approved by the Board of Directors for non-employee directors of the Company. Ms. Lucas will stand for election at the Company’s 2006 Annual Meeting as a nominee for Director to serve until the Company’s 2009 Annual Meeting.

Ms. Lucas, 59, has served as Senior Vice President — Public Affairs of The Black & Decker Corporation since 1996, is Corporate Secretary and serves on Black & Decker’s Management Committee. Ms. Lucas has served as a director of Provident Bankshares since 1996 and currently chairs Provident Bankshares’ Compensation Committee. A Copy of the press release announcing Ms. Lucas appointment is attached as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 21, 2005 announcing the appointment of Barbara B. Lucas as a director of the Company

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MUNICIPAL MORTGAGE & EQUITY, LLC

Date: July 21, 2005	by:	/s/ William S. Harrison Name: William S. Harrison Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 21, 2005 announcing the appointment of Barbara B. Lucas as a director of the Company